EXHIBIT 23.1



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




As independent public accountants, we hereby consent to the incorporation by reference of our report dated March 29, 1996, included in this Form 10-K, into the Seitel, Inc. previously filed Form S-3 Registration Statements File Nos. 33-80574, 33-89890, 33-71968, 33-78554, and Form S-8 Registration Statements
File Nos. 33-78560, 33-89934 and 333-01271.



/s/ Arthur Andersen LLP

Houston, Texas
March 29, 1996